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                                                                    EXHIBIT 23.3

                        [COOLEY GODWARD LLP LETTERHEAD]

February 9, 1998



Zindart Limited
Flat C&D, 25/F Block 1
Tai Ping Industrial Centre
57 Ting Kok Road
Tai Po, N.T., Hong Kong

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement filed on Form F-1 with the Securities and Exchange Commission for the issuance and sale of up to 3,450,000 American Depositary Shares by Zindart Limited.

Sincerely,

Cooley Godward LLP


/s/ Gregory C. Smith
Gregory C. Smith